UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2009

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

(858) 997-6740
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2009, White River Capital, Inc. (“White River”) announced the departure of Mark R. Ruh as the President, Chief Operating Officer, and Secretary of White River, effective as of that same date.  Mr. Ruh also resigned as a director of White River effective as of August 31, 2009.  In this connection, White River and Mr. Ruh entered into a Release, Satisfaction, and Waiver Agreement setting forth certain terms regarding Mr. Ruh’s departure, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  Mr. Ruh has served as the President and Chief Operating Officer and as a director of White River since 2004, and has served as the President of White River’s wholly-owned subsidiary, Union Acceptance Company, LLC (“UAC”), since 2003.  He also served as UAC’s Chief Financial Officer from 2003 to 2005.

In conjunction with Mr. Ruh’s departure, the Amended and Restated Employment Agreement dated April 28, 2009 between White River and Mr. Ruh (the “Employment Agreement”) was terminated effective as of August 31, 2009, other than those provisions of the Employment Agreement which by their terms survive termination of the agreement.  The terms of the Employment Agreement are described in White River’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2009, which description is incorporated by reference herein.

Further information regarding Mr. Ruh’s departure from White River is set forth in a press release issued on August 31, 2009, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Release, Satisfaction, and Waiver Agreement dated August 31, 2009 between White River Capital, Inc. and Mark R. Ruh
99.2	Press Release dated August 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: September 4, 2009	White River Capital, Inc.

	By:	/s/ Martin J. Szumski
	Name:	Martin J. Szumski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Release, Satisfaction, and Waiver Agreement dated August 31, 2009 between White River Capital, Inc. and Mark R. Ruh
99.2	Press Release dated August 31, 2009